Exhibit 99.1

Kidpik Corp. Announces Intention to Delist its Securities from Nasdaq and to Deregister its Securities under the Securities Exchange Act

New York City, New York, February 6, 2025 – KIDPK Corp (“KIDPIK” or the “Company”) (OTC: “PIKM”), an online clothing subscription box for kids , informs its stockholders and the market in general that today its Board of Directors approved the commencement of the process to: (i) voluntarily delist its securities from the Nasdaq Stock Market LLC (“Nasdaq”); and (ii) deregister the Company’s securities under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), after taking into account a number of considerations, including, but not limited to, the Nasdaq Suspension (as defined below).

The Company previously reported that, on December 20, 2024, Nasdaq notified the Company that the Nasdaq Hearings Panel made a determination to delist the Company’s securities from Nasdaq because the Company was in violation of Nasdaq Listing Rule 5550(b)(1) due to the Exchange’s minimum shareholders equity rule (the “Equity Rule”). As a result, trading of the Company’s securities on Nasdaq was suspended on December 26, 2024 (the “Nasdaq Suspension”). Following the Nasdaq Suspension, the Company’s common stock began trading under the symbols “PIKM”, on the OTC Markets system effective on December 26, 2024.

As permitted under Nasdaq rules, the Company intends to file a Form 25 with the SEC to voluntarily delist its securities from Nasdaq, unless Nasdaq files the Form 25 prior to the filing of such form by the Company. Nasdaq rules require the Company to provide Nasdaq at least 10 days’ notice of the Company’s intention to withdraw its listing and the Company plans to notify Nasdaq accordingly. The delisting of the Company’s securities from Nasdaq is expected to become effective ten days after the filing of the Form 25.

Once the delisting has become effective and the criteria for deregistration have been satisfied, the Company intends to file a Form 15 with the SEC to deregister the Company’s securities under the Exchange Act. Upon filing the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, will be immediately suspended. The Company’s duty to file any other reports required by the Exchange Act with the SEC will be terminated 90 days after the filing of Form 15.

The Company reserves its rights in all respects, for any reason, to delay or withdraw the aforementioned filings prior to their effectiveness and will issue any further announcement if required under the listing rules or other applicable laws and regulations.

About Kidpik Corp.

Founded in 2016, KIDPIK (OTC: PIKM) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing children’s wear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Kidpik, and other statements that are not historical facts. These statements are based on the current expectations of Kidpik management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide expectations, plans or forecasts of future events and views as of the date of this communication. Kidpik anticipates that subsequent events and developments will cause assessments to change. These forward-looking statements should not be relied upon as representing Kidpik’s assessments as of any date subsequent to the date of this press release.

Media Inquiries:

Ezra Dabah

Investor@kidpik.com